Exhibit 32.1

Certification Pursuant to

18 U.S.C. §1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of InfoTech USA, Inc. (the “Company”) on Form 10-Q for the six months ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jonathan F. McKeage, President and Chief Executive Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jonathan F. McKeage
Jonathan F. McKeage, President and Chief Executive Officer

Date: May 15, 2006